EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian Chief Financial Officer and Treasurer Insteel Industries, Inc. 336-786-2141, Ext. 3020
INSTEEL INDUSTRIES DECLARES QUARTERLY CASH DIVIDEND
MOUNT AIRY, N.C., August 23, 2005 — Insteel Industries, Inc. (Nasdaq: IIIN) today announced that its board of directors declared a quarterly cash dividend of $0.06 per share on the Company’s common stock payable on October 7, 2005 to shareholders of record as of September 23, 2005.
Insteel Industries is one of the nation’s leading manufacturers of wire products. The Company manufactures and markets concrete reinforcing and industrial wire products for a broad range of construction and industrial applications.
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